Exhibit 10.4

NEW JERSEY RESOURCES CORPORATION
2007 Stock Award and Incentive Plan
Performance-Based Restricted Stock Agreement

This Performance-Based Restricted Stock Agreement (the “Agreement”), which includes the attached “Terms and Conditions of Performance-Based Restricted Stock” (the “Terms and Conditions”) and the attached Exhibit A captioned “Performance Goals and Vesting of Performance-Based Restricted Stock”, confirms the grant on ________, 20__ (the “Grant Date”) by NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the “Company”), to _____________ (“Employee”), under Sections 6(d), 6(i) and 7 of the 2007 Stock Award and Incentive Plan (the “Plan”), of Performance-Based Restricted Stock (the “Performance-Based Restricted Stock”), including rights to dividends paid on the Performance-Based Restricted Stock as specified herein, as follows:

Number of Shares Granted:          _______ Shares of Performance-Based Restricted Stock

Performance-Based Restricted Stock is Forfeitable: The Performance-Based Restricted Stock is forfeitable until it vests and becomes non-forfeitable as specified herein.

How Performance-Based Restricted Stock Vests: The Performance-Based Restricted Stock, if not previously forfeited, will become vested and non-forfeitable as follows: (i) One-third (1/3) of the Performance-Based Restricted Stock (rounded down to the nearest whole share) will become vested and non-forfeitable if the Performance Goal defined on Exhibit A to this Agreement for the Company’s fiscal year ended September 30, 20__ is achieved; (ii) One-third (1/3) of the Performance-Based Restricted Stock (rounded down to the nearest whole share) will become vested and non-forfeitable if the Performance Goal defined on Exhibit A to this Agreement for the Company’s fiscal year ended September 30, 20__ is achieved and (iii) the remaining Performance-Based Restricted Stock will become vested and non-forfeitable if the Performance Goal defined on Exhibit A to this Agreement for the Company’s fiscal year ended September 30, 20__ is achieved, provided in each case the Employee continues to be employed by the Company or a Subsidiary from the Grant Date through the last day of the applicable fiscal year of the Company (each a “Stated Vesting Date”) and the Committee certifies achievement of the Performance Goal for the applicable fiscal year within sixty (60) days after the end of the applicable fiscal year. In addition, if not previously forfeited, upon a Change in Control all of the Performance-Based Restricted Stock that relates to the fiscal year in which the Change in Control occurs and subsequent fiscal years will become vested and non-forfeitable in full, provided the Employee continues to be employed by the Company or a Subsidiary from the Grant Date until the Change in Control. In addition, if not previously forfeited, the Performance-Based Restricted Stock will become vested and non-forfeitable in connection with Employee’s Termination of Employment due to death, Disability or Retirement to the extent provided in Section 4 of the attached Terms and Conditions. If the Performance Goal for the Company’s applicable fiscal year is not met (and there is no Change in Control during such fiscal year or, in certain cases, an earlier fiscal year), the unvested Performance-Based Restricted Stock relating to such fiscal year will be immediately forfeited. If Employee has a Termination of Employment during a fiscal year of the Company due to death, Disability or Retirement and the Performance-Based Restricted Stock does not vest to the extent provided in Section 4 of the attached Terms and Conditions, the unvested Performance-Based Restricted Stock will be immediately forfeited. Notwithstanding the foregoing, in the event of Employee’s Termination of

Employment by the Company for any reason other than Disability or death or by Employee voluntarily (other than on Retirement), the then-outstanding Performance-Based Restricted Stock not vested as of the date of Employee’s Termination of Employment will be immediately forfeited. Forfeited Performance-Based Restricted Stock ceases to be outstanding and shall be forfeited and reacquired by the Company.

Performance Goals: The Performance Goals upon which the Performance-Based Restricted Stock may become vested and non-forfeitable, subject to Employee’s continued employment with the Company or a Subsidiary or as otherwise set forth herein, shall be as specified in Exhibit A hereto.

Dividend Rights: Dividends paid on shares of Performance-Based Restricted Stock shall be automatically reinvested in additional Performance-Based Restricted Stock which shall be subject to the same terms as the shares of Performance-Based Restricted Stock to which the dividends relate, as specified in Section 5 of the Terms and Conditions of Performance-Based Restricted Stock.

The Performance-Based Restricted Stock is subject to the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Performance-Based Restricted Stock attached hereto and deemed a part hereof. The number of Performance-Based Restricted Stock and the kind of shares of Stock and the other terms and conditions of the Performance-Based Restricted Stock are subject to adjustment in accordance with Section 5 of the attached Terms and Conditions and Section 11(c) of the Plan.

Employee acknowledges and agrees that (i) the Performance-Based Restricted Stock is nontransferable, except as provided in Section 3 of the attached Terms and Conditions and Section 11(b) of the Plan, (ii) the Performance-Based Restricted Stock is subject to forfeiture in the event (A) of the Company’s failure to achieve the applicable Performance Goal or undergo a Change in Control or (B) of Employee’s Termination of Employment in certain circumstances prior to a Stated Vesting Date, as specified in Section 4 of the attached Terms and Conditions, and (iii) sales and other transfers of shares of Stock will be subject to any Company policy regulating trading by employees and the transfer restrictions set forth in Section 3 of the attached Terms and Conditions.

Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.

IN WITNESS WHEREOF, NEW JERSEY RESOURCES CORPORATION has caused this Agreement to be executed by its officer thereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

By:_____________________

EMPLOYEE

By: ____________________

TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK

The following Terms and Conditions apply to the Performance-Based Restricted Stock granted to Employee by NEW JERSEY RESOURCES CORPORATION (the “Company”) and to any additional Performance-Based Restricted Stock resulting from dividends paid on shares of Performance-Based Restricted Stock (as defined below), if any, as specified in the Performance-Based Restricted Stock Agreement (of which these Terms and Conditions form a part). Certain terms of the Performance-Based Restricted Stock, including the number of Performance-Based Restricted Stock granted and vesting terms and date(s), are set forth on the cover page hereto and Exhibit A, which are an integral part of this Agreement.

1. General. The Performance-Based Restricted Stock is granted to Employee under the Company’s 2007 Stock Award and Incentive Plan (the “Plan”), a copy of which has been previously delivered to Employee and/or is available upon request to the Human Resources Department. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of Performance-Based Restricted Stock, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Leadership Development and Compensation Committee of the Company’s Board of Directors (the “Committee”) made from time to time with respect to the Plan or this Agreement.

2.  Delivery of Stock. The Performance-Based Restricted Stock is granted to Employee on the terms and subject to the conditions set forth in the Performance-Based Restricted Stock Agreement (of which these Terms and Conditions form a part). Performance-Based Restricted Stock is forfeitable until it vests and becomes non-forfeitable as described herein. If certificates representing Performance-Based Restricted Stock are registered in the name of Employee, the Company shall retain physical possession of any such certificates for the shares until the Performance-Based Restricted Stock vests or is forfeited, and Employee hereby irrevocably constitutes and appoints the Corporate Secretary of the Company to transfer the Stock that comprises the Performance-Based Restricted Stock on the books of the Company with full power of substitution in the premises if the Performance-Based Restricted Stock is forfeited. Certificates for Performance-Based Restricted Stock that vests and becomes non-forfeitable shall be delivered to Employee or Employee’s representative as designated by Employee or otherwise credited or delivered to Employee within sixty (60) days following the Stated Vesting Date of the applicable fiscal year (or sixty (60) days following the Change in Control if the Performance-Based Restricted Stock vests and becomes non-forfeitable on a Change in Control). Any Performance-Based Restricted Stock issued or credited to Employee pursuant to payments of dividends paid on shares of Stock under Section 5 hereof shall be subject to the same terms as the Performance-Based Restricted Stock to which the dividends relate.

3.  Nontransferability.

(a) Until the Performance-Based Restricted Stock becomes vested in accordance with the terms of this Agreement, Employee may not transfer Performance-Based Restricted Stock or any rights hereunder to any third party other than by will or the laws of descent and distribution, except for transfers to a Beneficiary or as otherwise permitted and subject to the conditions under Section 11(b) of the Plan.

(b) Any transfer in violation of this Section 3 will be void and of no effect.

4.  Termination Provisions. The following provisions will govern the vesting and forfeiture of the Performance-Based Restricted Stock that is outstanding at the time of Employee’s Termination of Employment (as defined below), unless otherwise determined by the Committee (subject to Section 8(a) hereof):

(a) Death or Disability. In the event of Employee’s Termination of Employment due to death or Disability (as defined below), if the Performance Goal for the Company’s fiscal year in which occurs the Employee’s Termination of Employment due to death or Disability is achieved as of the Stated Vesting Date for such fiscal year (or there is a Change in Control during such fiscal year), a Pro-Rata Portion (as defined below) of such Performance-Based Restricted Stock that would have become vested and non-forfeitable for such fiscal year if Employee had continued to be employed by the Company or a Subsidiary from the Grant Date through the Stated Vesting Date for such fiscal year (and a Change in Control had not occurred), to the extent not previously vested, will vest and become non-forfeitable. Any remaining then-outstanding Performance-Based Restricted Stock will be immediately forfeited.

(b) Termination by the Company or Voluntarily by the Employee. In the event of Employee’s Termination of Employment (i) by the Company for any reason other than Disability or death or (ii) by Employee voluntarily (other than on Retirement as defined below), the then-outstanding Performance-Based Restricted Stock not vested at the date of Employee’s Termination of Employment will be immediately forfeited.

(c) Retirement. In the event of Employee’s Termination of Employment due to Retirement (as defined below), if the Performance Goal for the Company’s fiscal year in which occurs the Employee’s Termination of Employment due to Retirement is achieved by the Stated Vesting Date for such fiscal year (or there is a Change in Control during such fiscal year), a Pro-Rata Portion (as defined below) of such Performance-Based Restricted Stock that would have become vested and non-forfeitable for such fiscal year if Employee had continued to be employed by the Company or a Subsidiary from the Grant Date through the Stated Vesting Date for such fiscal year (and a Change in Control had not occurred), to the extent not previously vested, will vest and become non-forfeitable. Any remaining then-outstanding Performance-Based Restricted Stock will be immediately forfeited.

(d) Certain Definitions. The following definitions apply for purposes of this Agreement:

(i) “Disability” means Employee has been incapable of substantially fulfilling the positions, duties, responsibilities and obligations of his employment because of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of at least six consecutive months. The Company and Employee shall agree on the identity of a physician to resolve any question as to Employee’s disability. If the Company and Employee cannot agree on the physician to make such determination, then the Company and Employee shall each select a physician and those physicians shall jointly select a third physician, who shall make the determination. The determination of any such physician shall be final and conclusive for all purposes of this Agreement. Only the Company can initiate a Termination of Employment due to Disability.

(ii) “Pro Rata Portion” means a fraction the numerator of which is the number of days during the Company’s fiscal year through the date of Employee’s Termination of Employment and the denominator of which is the number of days in the fiscal year.

(iii) “Retirement” means the Employee terminates employment at or after age 65, or at or after age 55 with 20 or more years of service.

(iv) “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and any partnership, limited liability company or joint venture in which either the Company or a Section 424(f) Corporation is at least a fifty percent (50%) equity participant.

(v) “Termination of Employment” and “Termination” means the earliest time at which Employee is not employed by the Company or a Subsidiary and is not serving as a non-employee director of the Company or a Subsidiary.

5.  Dividend Equivalents and Adjustments.

(a) Dividend Equivalents. Dividend Equivalents will be credited on Performance-Based Restricted Stock (other than Performance-Based Restricted Stock that, at the relevant record date, previously has vested or been forfeited) and deemed reinvested in additional shares of Performance-Based Restricted Stock. Dividend Equivalents will be credited as follows, except that the Company may vary the manner of crediting (for example, by crediting cash dividend equivalents rather than additional Performance-Based Restricted Stock) for administrative convenience:

(i) Cash Dividends. If the Company declares and pays a dividend or distribution on shares of Stock in the form of cash, then additional Performance-Based Restricted Stock shall be credited to Employee in lieu of payment or crediting of cash dividend equivalents equal to the number of outstanding Performance-Based Restricted Stock as of the relevant record date multiplied by the amount of cash paid per share of Stock in such dividend or distribution divided by the Fair Market Value of a share of Stock at the payment date for such dividend or distribution (rounded down to the nearest whole share).

(ii) Non-Share Dividends. If the Company declares and pays a dividend or distribution on shares of Stock in the form of property other than shares of Stock, then a number of additional shares of Performance-Based Restricted Stock shall be credited to Employee as of the payment date for such dividend or distribution equal to the number of shares of Performance-Based Restricted Stock credited to the Employee as of the record date for such dividend or distribution multiplied by the fair market value of such property actually paid as a dividend or distribution on each outstanding share of Stock at such payment date, divided by the Fair Market Value of a share of Stock at such payment date (rounded down to the nearest whole share).

(iii) Share Dividends and Splits. If the Company declares and pays a dividend or distribution on shares of Stock in the form of additional shares of Stock, or there occurs a forward split of shares of Stock, then a number of additional shares of Performance-Based Restricted Stock shall be credited to Employee as of the payment date for such dividend or distribution or forward split equal to the number of shares of Performance-Based Restricted Stock credited to the Employee as of the record date for such dividend or distribution or split multiplied by the number of additional shares of Stock actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Stock (rounded down to the nearest whole share)

(b) Adjustments. The number of shares of Performance-Based Restricted Stock credited to Employee shall be appropriately adjusted in order to prevent dilution or enlargement of Employee’s rights with respect to Performance-Based Restricted Stock or to reflect any changes in the number of outstanding shares of Stock resulting from any event referred to in Section 11(c) of the Plan, taking into account any Performance-Based Restricted Stock credited to Employee in connection with such event under Section 5 hereof. In furtherance of the foregoing, in the event of an equity restructuring, as defined in FAS 123R, which affects the shares of Stock, Employee shall have a legal right to an adjustment to Employee’s Performance-Based Restricted Stock which shall preserve without enlarging the value of the Performance-Based Restricted Stock, with the manner of such adjustment to be determined by the Committee in its discretion.

(c) Risk of Forfeiture and Delivery of Performance-Based Restricted Stock Resulting from Dividend Equivalents and Adjustments. Performance-Based Restricted Stock which directly or indirectly results from Dividend Equivalents on or adjustments to Performance-Based Restricted Stock granted hereunder shall be subject to the same risk of forfeiture and other conditions as apply to the granted Performance-Based Restricted Stock to which the Dividend Equivalents or adjustments relate and will be subject to the same terms as such granted Performance-Based Restricted Stock.

6.  Delivery.

(a) Delivery Date. Performance-Based Restricted Stock granted hereunder that has become vested, together with any Performance-Based Restricted Stock credited as a result of Dividend Equivalents or adjustments with respect thereto, may be evidenced in such manner as the Committee may determine. If certificates representing Performance-Based Restricted Stock are registered in the name of Employee, the certificates representing such Performance-Based Restricted Stock shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Performance-Based Restricted Stock or the Stock that becomes vested and non-forfeitable; the Company shall retain physical possession of any such certificates; and Employee shall deliver a stock power to the Company, endorsed in blank, relating to the Performance-Based Restricted Stock. In lieu of retaining the registered certificates evidencing the Performance-Based Restricted Stock, the Company may hold the Performance-Based Restricted Stock in escrow or simply reflect the Performance-Based Restricted Stock on the Company’s books and records, until Employee’s interest in the Performance-Based Restricted Stock becomes vested and non-forfeitable or is otherwise forfeited.

7.  Employee Representations and Warranties Upon Settlement. As a condition to the grant or vesting of Performance-Based Restricted Stock, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation.

8.  Miscellaneous.

(a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Performance-Based Restricted Stock, and supersedes any prior agreements or documents with respect to the Performance-Based Restricted Stock. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially impair the rights of Employee with respect to the Performance-Based Restricted Stock shall be valid unless expressed in a written instrument executed by Employee.

(b) No Promise of Employment. The Performance-Based Restricted Stock and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company or any Subsidiary for any period of time or at any particular rate of compensation.

(c) Governing Law. The validity, construction, and effect of this Agreement shall be determined in accordance with the laws (including those governing contracts) of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable federal law.

(d) Fractional Performance-Based Restricted Stock and Shares. The number of Performance-Based Restricted Stock credited to Employee shall not include any fractional shares.

(e) Mandatory Tax Withholding. Unless otherwise determined by the Committee, at the time of vesting of the Performance-Based Restricted Stock, the Company will reacquire, in accordance with Section 11(d)(i) of the Plan, that number of shares of Performance-Based Restricted Stock having a value nearest to, but not exceeding, the minimum amount of income and employment taxes required to be withheld under applicable laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities. Employee will be responsible for any withholding taxes not satisfied by means of such mandatory withholding and for all taxes in excess of such withholding taxes that may be due upon vesting. Employee may not make an election under Section 83(b) of the Code to include in gross income in the year of transfer the amount specified in Section 83(b) of the Code or under any similar provision of the law unless expressly permitted by action of the Committee in writing prior to the making of such election. If the Committee permits Employee to make any such election in connection with the Performance-Based Restricted Stock, Employee shall notify the Company of such election within 10 days of filing of the election with the Internal Revenue Service or other government authority, in addition to complying with any filing or notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provisions, and Employee shall be responsible to pay in cash or by delivery of shares of Stock the Employee previously acquired, for any withholding taxes that may be due upon the Section 83(b) election.

(f) Section 409A. It is intended that the Performance-Based Restricted Stock granted hereunder be exempt from the requirements applicable to nonqualified deferred compensation subject to Section 409A of the Code. For purposes of this Agreement, any action taken hereunder shall be undertaken in a manner that will not negatively affect the status of the Performance-Based Restricted Stock as exempt from treatment as nonqualified deferred compensation subject to Section 409A of the Code unless this action otherwise complies with Section 409A of the Code to the extent necessary to avoid non-compliance therewith.

(g) Unfunded Obligations. The grant of Performance-Based Restricted Stock and any provision hereof shall not create in Employee any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for Employee.

(h) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at its principal executive offices, in care of the Vice President - Corporate Services, or the officer designated by the Company as responsible for administration of the Agreement, and any notice to Employee shall be addressed to Employee at Employee’s address as then appearing in the records of the Company.

(i) Shareholder Rights. Except to the extent restricted under the terms of this Agreement or the Plan relating to Performance-Based Restricted Stock, Employee and any Beneficiary shall have all rights of a shareholder with respect to outstanding shares of Performance-Based Restricted Stock (including the right to vote the Stock and to receive dividends thereon, subject to mandatory reinvestment of the dividends in additional Performance-Based Restricted Stock as specified herein) covered by this Agreement prior to vesting or forfeiture of the shares of Performance-Based Restricted Stock as specified herein.

Exhibit A
NEW JERSEY RESOURCES CORPORATION
2007 Stock Award and Incentive Plan
Performance Goals and Vesting of Performance-Based Restricted Stock

The number of shares of Performance-Based Restricted Stock for the applicable fiscal year of the Company set forth in the Agreement may become vested and non-forfeitable as of the applicable Stated Vesting Date, subject to the other terms of the Agreement, if the Company’s “Net Financial Earnings Per Share” (“NFEPS”) for the fiscal year ending on the Stated Vesting Date exceeds the “NFEPS” for the immediately prior fiscal year.

Stated Vesting Dates

September 30, 20__
September 30, 20__
September 30, 20__

Determinations of the Committee regarding net financial earnings per share will be final and binding on Employee. “Net Financial Earnings” or “NFE” is a financial measure not calculated in accordance with generally accepted accounting principles that the Company reports on a quarterly and annual basis to the public and in its quarterly reports on Form 10-Q and annual reports on Form 10-K that are filed with the Securities and Exchange Commission (“SEC”).

“NFEPS” shall be the NFE per basic share of Common Stock that the Company reports on a quarterly and annual basis to the public and in its quarterly reports on Form 10-Q and annual report on Form 10-K that are filed with the SEC. NFE per basic share were $____ for the fiscal year ended September 30, 20__.